As filed with the Securities and Exchange Commission on July 10, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2581557
(State of incorporation)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as amended
Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, as amended
Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, as amended
(Full title of the plans)
Ezra Uzi Yemin, Chief Executive Officer
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
(Name and address of agent for service)
(615) 771-6701
(Telephone number, including area code, of agent for service)

Copies to:
Manuel G. Rivera, Esq.
Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
(212) 318-3296
Delek Holdco, Inc.
(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,625,264 shares (3)	$25.87 (4)	$119,655,580	$13,868.08
Common Stock, par value $0.01 per share	2,966,957 shares (5)	$26.92 (6)	$79,870,482	$9,256.99

(1)
This Registration Statement (“Registration Statement”) registers an aggregate of 7,592,221 shares of common stock of Delek US Holdings, Inc. f/k/a Delek Holdco, Inc. (the “Registrant”), par value $0.01 per share (the “Common Stock”), comprised of (i) 3,331,055 shares of Common Stock that may be issued pursuant to outstanding equity awards and future equity awards to eligible participants under the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, as assumed and amended by the Registrant (“2016 LTIP”); (ii) 2,667,378 shares of Common Stock that may be issued pursuant to outstanding equity awards under the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as assumed and amended by the Registrant (“2006 LTIP”); and (iii) 1,593,788 shares of Common Stock that may be issued pursuant to outstanding equity awards and future equity awards to eligible participants under the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, as assumed and amended by the Registrant (“Alon 2005 Plan”). The 2016 LTIP, 2006 LTIP and Alon 2005 Plan are herein collectively referred to as the “Plans”.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Represents shares of Common Stock that may be issued pursuant to equity awards under the Plans (other than shares of Common Stock that may be issued pursuant to outstanding stock options and stock appreciation rights under the Plans).

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 6, 2017.

(5)	Represents shares of Common Stock that may be issued pursuant to outstanding stock options and stock appreciation rights under the Plans.

(6)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of calculating the registration fee and based upon the weighted average of the exercise or grant price of outstanding stock options and stock appreciation rights under the Plans.

EXPLANATORY NOTE
On January 2, 2017, Delek US Holdings, Inc., a Delaware corporation (now known as Delek US Energy, Inc.) (“Old Delek”), entered into an Agreement and Plan of Merger with Alon USA Energy, Inc., a Delaware corporation (“Alon”), Delek Holdco, Inc., a Delaware corporation (now known as Delek US Holdings, Inc.) (the “Registrant”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Delek Merger Sub”), and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Astro Merger Sub”), as amended by the First Amendment to Agreement and Plan of Merger, dated as of February 27, 2017, and the Second Amendment to Agreement and Plan of Merger, dated as of April 21, 2017 (collectively, the “Merger Agreement”). Pursuant to the Merger Agreement, Certificates of Amendment and Certificates of Merger filed with the Secretary of State of the State of Delaware on June 30, 2017, (i) Old Delek was renamed “Delek US Energy, Inc.” and the Registrant was renamed “Delek US Holdings, Inc.”; (ii) Delek Merger Sub merged with and into Old Delek (the “Delek Merger”), with Old Delek surviving as a wholly owned subsidiary of the Registrant; and (iii) Astro Merger Sub merged with and into Alon (the “Alon Merger” and together with the Delek Merger, the “Mergers”), with Alon surviving as a direct and indirect wholly owned subsidiary of the Registrant. The Mergers were effective as of July 1, 2017 (the “Effective Time”).
The Mergers and the Merger Agreement were previously described in the Registration Statement on Form S-4 (Registration No. 333-216298) filed by the Registrant (as amended, the “Registration Statement”) and the definitive joint proxy statement/prospectus of Old Delek and Alon, dated May 30, 2017, that forms a part of the Registration Statement.
By reason of the Mergers, at the Effective Time, the Registrant became the parent public reporting company. On July 3, 2017, the Registrant filed a Current Report on Form 8-K filed for the purpose of establishing the Registrant as the successor issuer to Old Delek and Alon pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pursuant to the Merger Agreement:
(a)    At the Effective Time of the Alon Merger, each existing restricted stock award that was outstanding under the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan (the “Alon 2005 Plan”) immediately before such Effective Time, whether vested or unvested, was automatically and without any required action on the part of any holder or beneficiary thereof, assumed by the Registrant and converted into a restricted stock award denominated in shares of Common Stock (each, a “Converted Alon Restricted Stock Award”). Each Converted Alon Restricted Stock Award continues to have and be subject to substantially the same terms and conditions as were applicable to such award immediately before the Effective Time of the Alon Merger (including vesting conditions, accumulated dividends and other dividend rights), except that each Converted Alon Restricted Stock Award covers that number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Alon common stock underlying such award and (B) the exchange ratio of 0.504 shares of Common Stock for each share of Alon common stock underlying such award.
(b)    At the Effective Time of the Delek Merger, each existing restricted stock award that was outstanding under the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan (the “2006 LTIP”) or the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”) immediately before such Effective Time, whether vested or unvested, was automatically and without any required action on the part of any holder or beneficiary thereof, assumed by the Registrant and converted into a restricted stock award denominated in shares of Common Stock (each, a “Converted Old Delek Restricted Stock Award”). Each Converted Old Delek Restricted Stock Award continues to have and be subject to substantially the same terms and conditions as were applicable to such award immediately before the Effective Time of the Delek Merger (including vesting conditions, accumulated dividends and other dividend rights), and each Converted Old Delek Restricted Stock Award covers that number of shares of Common Stock equal to the number of shares of Old Delek common stock underlying such award.

(c)    At the Effective Time of the Delek Merger, each Old Delek stock option that was outstanding under the 2006 LTIP immediately before such Effective Time, whether vested or unvested, was automatically and without any required action on the part of any holder or beneficiary thereof, assumed by the Registrant and converted into an option to purchase shares of Common Stock (each, a “Converted Option”). Each Converted Option continues to have and be subject to substantially the same terms and conditions as were applicable to such Old Delek stock option immediately before the Effective Time of the Delek Merger (including expiration date, vesting conditions and exercise provisions), and each Converted Option shall be exercisable for that number of shares of Common Stock equal to the number of shares of Old Delek common stock subject to the Old Delek stock option immediately before the Effective Time of the Delek Merger; provided, however, that the exercise price and the number of shares of Common Stock purchasable under each Converted Option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable Treasury Regulations promulgated thereunder (including Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, further, that in the case of any Old Delek stock option to which Section 422 of the Code applies, the exercise price and the number of shares of Common Stock purchasable under such Converted Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.
(d)    At the Effective Time of the Delek Merger, each Old Delek stock appreciation right that was outstanding under the 2006 LTIP or the 2016 LTIP immediately before the Effective Time of the Delek Merger, whether vested or unvested, was automatically and without any required action on the part of any holder or beneficiary thereof, assumed by the Registrant and converted into an appreciation right to purchase shares of Common Stock (each, a “Converted SAR”). Each Converted SAR continues to have and be subject to substantially the same terms and conditions as were applicable to such Old Delek stock appreciation right immediately before the Effective Time of the Delek Merger (including expiration date, vesting conditions and exercise provisions), and each Converted SAR is exercisable for that number of shares of Common Stock equal to the number of shares of Old Delek common stock subject to such Old Delek stock appreciation right immediately before the Effective Time of the Delek Merger; provided, however, that the exercise price and the number of shares of Common Stock purchasable under each Converted SAR shall be determined in a manner consistent with the requirements of Sections 409A and 424 of the Code and the applicable Treasury Regulations promulgated thereunder (including Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).
As of the Effective Time, the Registrant assumed each of the Alon 2005 Plan, the 2006 LTIP and the 2016 LTIP with such amendments as were required to effectuate the foregoing conversions in accordance with the Merger Agreement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
References to “us,” “our,” or “we,” shall mean Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.), a Delaware corporation.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.
The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference in this Registration Statement the documents listed below.

a.
The Registrant’s Registration Statement on Form S-4 (File No. 333-216298), first filed with the SEC on February 28, 2017, as amended, and the Registrant’s related joint proxy statement/prospectus dated May 30, 2017;

b.	The Registrant’s Current Report on Form 8-K filed on July 3, 2017;

c.	Old Delek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 28, 2017;

d.	Old Delek’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 9, 2017;

e.
Old Delek’s Current Reports on Form 8-K filed on January 3, 2017, January 31, 2017, February 14, 2017, February 28, 2017, March 27, 2017, May 9, 2017, May 11, 2017, May 31, 2017, June 6, 2017, June 19, 2017, June 22, 2017 (and the amendment thereto on Form 8-K/A filed on that date) and June 29, 2017;

f.	Alon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 27, 2017 (and the amendment thereto on Form 10-K/A filed on May 1, 2017);

g.	Alon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 9, 2017;

h.
Alon’s Current Reports on Form 8-K filed on January 3, 2017 (and the amendment thereto on Form 8-K/A filed on that date), January 12, 2017, May 30, 2017, May 31, 2017, June 19, 2017, June 22, 2017, June 30, 2017 and July 3, 2017; and

i.
the disclosures set forth under the caption “Description of Holdco Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-216298), first filed with the SEC on February 29, 2017, as amended on April 7, 2017, April 24, 2017, May 3, 2017, and May 19, 2017.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4.    Description of Securities
Not applicable.

Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 6.    Indemnification of Directors and Officers
Delaware General Corporation Law
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Certificate of Incorporation
The Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or hereafter may be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Bylaws
The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
These descriptions of director liability and indemnification provisions are intended as a summary only and are qualified in their entirety by reference to the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, each of which has been filed with the SEC.

Indemnification Agreements
The Registrant has entered into indemnification agreements with its directors and executive officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status.
Insurance
The Registrant maintains directors’ and officers’ liability insurance for its directors and officers.
Item 7.    Exemption from Registration Claimed
Not applicable.
Item 8.    Exhibits

Exhibit No.	Description of Exhibit

4.1
Form of Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-216298) filed with the SEC on April 24, 2017).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.), dated as of June 30, 2017 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017).

4.3
Amended and Restated Bylaws of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.), as amended, effective as of July 1, 2017 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017).

4.4	Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as amended.

4.5	Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, as amended.

4.6	Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, as amended.

5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Old Delek.

23.2	Consent of KPMG LLP, independent registered public accounting firm of Alon.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).
Item 9.    Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, State of Tennessee, on July 10, 2017.

DELEK US HOLDINGS, INC.

By:	/s/ Ezra Uzi Yemin
Name:	Ezra Uzi Yemin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Uzi Yemin and Kevin Kremke, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ezra Uzi Yemin	Director (Chairman), President and Chief Executive Officer (Principal Executive Officer)	July 10, 2017
Ezra Uzi Yemin

/s/ Kevin Kremke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2017
Kevin Kremke

/s/ William J. Finnerty	Director	July 10, 2017
William J. Finnerty

/s/ Carlos E. Jordá	Director	July 10, 2017
Carlos E. Jordá

/s/ Charles H. Leonard	Director	July 10, 2017
Charles H. Leonard

/s/ Gary M. Sullivan. Jr.	Director	July 10, 2017
Gary M. Sullivan. Jr.

/s/ Shlomo Zohar	Director	July 10, 2017
Shlomo Zohar

/s/ Avi Geffen	Director	July 10, 2017
Avi Geffen

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Form of Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-216298) filed with the SEC on April 24, 2017).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.), dated as of June 30, 2017 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017).

4.3
Amended and Restated Bylaws of Delek US Holdings, Inc. (f/k/a Delek Holdco, Inc.), as amended, effective as of July 1, 2017 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017).

4.4	Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as amended.

4.5	Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, as amended.

4.6	Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, as amended.

5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Old Delek.

23.2	Consent of KPMG LLP, independent registered public accounting firm of Alon.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).